EXHIBIT 3.1

                            ARTICLES OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                            BUFFALO WILD WINGS, INC.


     Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the amendment to the Articles of Incorporation of Buffalo Wild Wings, Inc. amending and restating Article 3.1 in its entirety, as set forth below, was duly adopted at a meeting of the shareholders of the corporation on May 15, 2008:


     3.1) Authorized Shares. The aggregate number of shares the corporation has authority to issue shall be 45,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of
               44,000,000 shares of Common Stock and 1,000,000 shares of Undesignated Stock. The Board of Directors of the corporation is authorized to establish from the Undesignated Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional Common Stock), and to fix the relative rights and preferences of each such class or series.


     The undersigned swears that the foregoing is true and accurate and that the
undersigned   has  the  authority  to  sign  this  document  on  behalf  of  the corporation.


Dated:  May 15, 2008


                                                  /s/ Sally J. Smith
                                       -----------------------------------------
                                       Sally J. Smith
                                       Chief Executive Officer and President

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            BUFFALO WILD WINGS, INC.


     The undersigned hereby certifies that Restated Articles of Incorporation of Buffalo Wild Wings, Inc., in the form attached hereto as Exhibit A, were duly authorized by the Board of Directors pursuant to Minnesota Statutes Chapter 302A.

     I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.


Dated:  October 3, 2007             /s/ James M. Schmidt
                            ---------------------------------------------
                                   James M. Schmidt
                                   Executive Vice President and General Counsel

                                                                     Exhibit A
                                                                     ---------

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            BUFFALO WILD WINGS, INC.


                                ARTICLE 1 - NAME
                                ----------------

     1.1)   The name of the corporation shall be Buffalo Wild Wings, Inc.


                          ARTICLE 2 - REGISTERED OFFICE
                          -----------------------------

     2.1)   The registered office of the corporation is located at 5500
Wayzata Boulevard, Suite 1600, Minneapolis, Minnesota 55416.


                            ARTICLE 3 - CAPITAL STOCK
                            -------------------------

     3.1)   Authorized Shares. The aggregate number of shares the corporation has authority to issue shall be 21,200,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 20,200,000 shares of Common Stock and 1,000,000 shares of Undesignated Stock. The Board of Directors of the corporation is authorized to establish from the Undesignated Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional Common Stock), and to fix the relative rights and preferences of each such class or series.

     3.2)   Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

     3.3)   Issuance of Rights to Purchase Shares. The Board of Directors is
further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.


                       ARTICLE 4 - RIGHTS OF SHAREHOLDERS
                       ----------------------------------

     4.1)   No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

     4.2)   No Cumulative Voting Rights.  There shall be no cumulative voting by the shareholders of the corporation.

                              ARTICLE 5 - DIRECTORS
                              ---------------------

     5.1)   Written Action by Directors. Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors.

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          ARTICLE 6 - MERGER, EXCHANGE, SALE OF ASSETS, AND DISSOLUTION
          -------------------------------------------------------------

     6.1)   Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.


               ARTICLE 7 - AMENDMENT OF ARTICLES OF INCORPORATION
               --------------------------------------------------

     7.1)   After the issuance of shares by the corporation, any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.


                  ARTICLE 8 - LIMITATION OF DIRECTOR LIABILITY
                  --------------------------------------------

     8.1)   To the fullest extent permitted by Chapter 302A, Minnesota
Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.



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